                                                                                                            Exhibit 12.1

                                                                       Limited Brands, Inc.
                                                               Ratio of Earnings to Fixed Charges
                                                                         (in thousands)


                                                         2002         2001        2000            1999        1998
                                                     -----------   -----------  -----------   -----------  -----------
Earnings
--------

Pre-tax income from continuing operations before
adjustment for minority interests in consolidated
subsidiaries or income or loss from equity investees   $ 845,307     $ 956,255    $ 818,345     $ 858,641  $ 2,420,184

Portion of minimum rent representative of interest       166,712       164,609      167,000       174,010      178,670

Interest on indebtedness                                  29,559        33,960       58,244        78,297       68,528
                                                     -----------   -----------  -----------   -----------  -----------

Total Earnings as Adjusted                           $ 1,041,578   $ 1,154,824  $ 1,043,589   $ 1,110,948  $ 2,667,382
                                                     ===========   ===========  ===========   ===========  ===========


Fixed Charges
-------------

Interest on indebtedness                                $ 29,559      $ 33,960     $ 58,244      $ 78,297     $ 68,528

Portion of minimum rent representative of interest       166,712       164,609      167,000       174,010      178,670
                                                     -----------   -----------  -----------   -----------  -----------

Total Fixed Charges                                    $ 196,271     $ 198,569    $ 225,244     $ 252,307    $ 247,198
                                                     ===========   ===========  ===========   ===========  ===========


Ratio of Earnings to Fixed Charges                          5.31          5.82         4.63          4.40        10.79
                                                     ===========   ===========  ===========   ===========  ===========
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